UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

Next 1 Interactive, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52669	26-3509845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2690 Weston Road, Suite 200
Weston, FL 33331
(Address of Principal Executive Offices)

(954) 888-9779
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information described below in Item 3.02 Unregistered Sales of Equity Securities is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 15, 2011, Next 1 Interactive, Inc. (the “Company”), consummated a private debt offering with seven (7) accredited investors (the “Noteholders”).  The Company issued seven (7) promissory notes in the aggregate amount of $375,000 in favor of the Noteholders (the “Promissory Notes”).  The Promissory Notes have a term of 21 days and payment, interest and fees on such Promissory Notes shall be two shares of the Company’s common stock for every $1.00 loaned to the Company, or 750,000 shares of Company’s common stock in the aggregate.  Further, the Noteholders retain the right, at their respective sole discretion, to convert the Promissory Notes into shares of the Company’s common stock at $0.20 per share.  In the event that the Noteholders elect to convert the Promissory Notes to shares of the Company’s common stock, such newly converted shares will be subject to and the Noteholders will receive “piggy-back” registration rights.  The Company retained the option to repay any portion of the Promissory Notes prior to the maturity date.  Further, the Noteholders may, at their option on or after the maturity date, convert the Promissory Notes into the right to receive shares of the Company’s common stock and warrants on the same terms as the Equity Subscribers (as defined below) in the Private Equity Offering (as defined below).

The issuance of the Promissory Notes was an unregistered sale of securities conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Promissory Notesis not intended to be complete and is qualified in its entirety by the complete text of suchdocument, attached as an exhibit to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On March 15, 2011, the Company consummated a $1,005,000 private equity offering with twelve (12) accredited investors (the “Equity Subscribers”) for the issuance and sale of units (the “Units”) pursuant to a subscription agreement (the “Subscription Agreement”), with each Unit comprised of (i) one (1) share of the Company’s common stock, par value $0.00001 per share and (ii) two (2) three-year common stock purchase warrants (the “Private Equity Offering”).  Each warrant allows the Equity Subscribers to purchase one (1) additional share of the Company’s common stock at an exercise price of $0.25 per share (the “Warrants”).  The purchase price of each Unit is $0.20 per Unit and the minimum investment in the Private Placement was $100,000.00 (the “Minimum Investment”).  The Company reserved the right to accept subscriptions for less than the Minimum Investment.  In addition, the Company granted each Equity Subscriber “piggy-back” registration rights for the common stock and Warrants issued in the Private Equity Offering.

The Private Equity Offering was an unregistered sale of securities conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Private Equity Offering, the Units, the Subscription Agreement and the Warrants are not intended to be complete and are qualified in their entirety by the complete text of those documents attached as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Promissory Note

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT 1 INTERACTIVE, INC.

Date: March 17, 2011	By:	/s/ William Kerby
William Kerby
Chief Executive Officer